UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 25, 2024

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 25, 2024, Immunome, Inc. (“Immunome”) completed its previously announced asset acquisition (the “Asset Purchase Closing”), pursuant to the Asset Purchase Agreement, dated as of February 5, 2024 (the “Asset Purchase Agreement”), by and between Immunome and Ayala Pharmaceuticals, Inc. (“Ayala”), that primarily related to Ayala’s AL101 and AL102 programs (the “Asset Purchase”). See Item 2.01 for additional information regarding completion of the Asset Purchase.

Item 1.01	Entry into a Material Definitive Agreement

Ayala previously entered into a material license agreement with Bristol-Myers Squibb Company with the respect to AL101 and AL102, which Ayala assigned to Immunome in connection with the closing of the Asset Purchase. The license agreement is summarized below.

License Agreement with Bristol-Myers Squibb Company

In November 2017, Ayala entered into a License Agreement with Bristol-Myers Squibb Company (“BMS”), as amended by that certain First Amendment to License Agreement dated as of May 4, 2020 (the “BMS License”).

Under the BMS License, BMS has granted Immunome a worldwide, non-transferable, exclusive, sublicensable license under certain patent rights and know-how controlled by BMS to research, discover, develop, make, have made, use, sell, offer to sell, export, import and commercialize AL101 and AL102 (the “BMS Licensed Compounds”) and products containing AL101 or AL102 (the “BMS Licensed Products”) for all uses including the prevention, treatment or control of any human or animal disease, disorder or condition.

Under the BMS License, Immunome is obligated to use commercially reasonable efforts to develop at least one BMS Licensed Product. Immunome has sole responsibility for, and bear the cost of, conducting research and development and preparing all regulatory filings and related submissions with respect to the BMS Licensed Compounds and/or BMS Licensed Products. Ayala has assigned and transferred all INDs for the BMS Licensed Compounds originally assigned by BMS to Ayala. Immunome is also required to use commercially reasonable efforts to obtain regulatory approvals in certain major market countries for at least one BMS Licensed Product, as well as to affect the first commercial sale of and commercialize each BMS Licensed Product after obtaining such regulatory approval. Immunome has sole responsibility for, and bear the cost of, commercializing BMS Licensed Products. For a limited period of time, Immunome may not engage directly or indirectly in the clinical development or commercialization of a Notch inhibitor molecule that is not a BMS Licensed Compound.

Immunome is obligated to pay BMS up to approximately $142 million in the aggregate upon the achievement of certain clinical development or regulatory milestones and up to $50 million in the aggregate upon the achievement of certain commercial milestones by each BMS Licensed Product. In addition, Immunome is obligated to pay BMS tiered royalties ranging from a high single-digit to a low teen percentage on worldwide net sales of all BMS Licensed Products.

BMS has the right to terminate the BMS License in its entirety upon written notice to us (a) for insolvency-related events involving us, (b) for Immunome’s material breach of the BMS License if such breach remains uncured for a defined period of time, (c) for Immunome’s failure to fulfil Immunome’s obligations to develop or commercialize the BMS Licensed Compounds and/or BMS Licensed Products not remedied within a defined period of time following written notice by BMS, or (d) if Immunome or its affiliates commence any action challenging the validity, scope, enforceability or patentability of any of the licensed patent rights. Immunome has the right to terminate the BMS License (a) for convenience upon prior written notice to BMS, the length of notice dependent on whether a BMS Licensed Product has received regulatory approval, (b) upon immediate written notice to BMS for insolvency-related events involving BMS, (c) for BMS’s material breach of the BMS License if such breach remains uncured for a defined period of time, or (d) on a BMS Licensed Compound-by-BMS Licensed Compound and/or BMS Licensed Product-by- BMS Licensed Product basis upon immediate written notice to BMS if Immunome reasonably determines that there are unexpected safety and public health issues relating to the applicable BMS Licensed Compounds and/or BMS Licensed Products. Upon termination of the BMS License in its entirety by us for convenience or by BMS, Immunome grants an exclusive, non-transferable, sublicensable, worldwide license to BMS under certain of Immunome’s patent rights that are necessary to develop, manufacture or commercialize BMS Licensed Compounds or BMS Licensed Products. In exchange for such license, BMS must pay us a low single-digit percentage royalty on net sales of the BMS Licensed Compounds and/or BMS Licensed Products by it or its affiliates, licensees or sublicensees, provided that the termination occurred after a specified developmental milestone for such BMS Licensed Compounds and/or BMS Licensed Products.

The foregoing description of the BMS License is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the terms of the Asset Purchase Agreement, Immunome (i) paid an upfront purchase price of $20.0 million in cash to Ayala, less certain adjustments, (ii) issued Ayala 2,175,489 shares of Immunome’s common stock (the “Shares”), (iii) assumed specified liabilities from Ayala, and (iv) reimbursed Ayala for certain costs incurred by Ayala associated with the purchased assets. Immunome may pay Ayala up to $37.5 million after the Asset Purchase Closing upon the achievement of certain development and commercial milestones.

The foregoing description of the Asset Purchase Agreement does not constitute a complete summary of the terms of the Asset Purchase Agreement, and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which was attached to the Current Report on Form 8-K filed by Immunome on February 6, 2024, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As disclosed in Item 2.01 above, pursuant to the Asset Purchase Agreement, at the Asset Purchase Closing, Immunome issued the Shares to Ayala.

The securities issued to Ayala were sold in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 7.01	Regulation FD Disclosure.

On March 26, 2024, Immunome issued a press release regarding the Asset Purchase Closing, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information or Exhibit 99.1 be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding Immunome’s expectations, intentions or strategies regarding the future, including the achievement of milestone payments, if any. In some cases, these statements include words like: “may,” “could,” “potential,” “will,” “plan,” “believe,” “goal,” “optimistic,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Immunome’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the potential benefit of the transaction and whether Immunome will realize the intended value from the transaction, if at all; possible disruptions to Immunome’s business from the transaction that could harm its businesses; Immunome’s ability to grow and successfully execute on its business plan, including the development and commercialization of its pipeline; the changes in the applicable laws or regulations; the possibility that Immunome may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data; the risk that interim results of a clinical trial do not necessarily predict final results; potential delays in the commencement, enrollment and completion of clinical trials and the reporting of data therefrom;  the complexity of numerous regulatory and legal requirements that Immunome needs to comply with to operate its business; the reliance on Immunome’s management; the prior experience and successes of Immunome’s management team not being indicative of any future success; uncertainties related to Immunome’s capital requirements and its expected cash runway; the failure to obtain, adequately protect, maintain or enforce Immunome’s intellectual property rights; and other risks and uncertainties indicated from time to time described in Immunome’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with Securities and Exchange Commission (“SEC”) on March 16, 2023, Immunome’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, and in Immunome’s other filings with the SEC. Immunome cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Moreover, Immunome operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, Immunome does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in their expectations. All forward-looking statements made herein are based on information currently available to Immunome as of the date of this Report. Immunome undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated February 5, 2024, by and between Immunome, Inc. and Ayala Pharmaceuticals, Inc. (incorporated by reference from Exhibit 2.1 to Immunome’s Current Report on Form 8-K filed with the SEC on February 6, 2024).
10.1†	License Agreement dated November 29, 2017, by and between Immunome, Inc. (as assignee) and Bristol-Myers Squibb Company, as amended.
99.1	Press Release dated March 26, 2024, regarding the closing of the Asset Purchase.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

†	Certain confidential information contained in this document, marked by ***, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2024	Immunome, Inc.

	By:	/s/ Clay Siegall
	Name:	Clay Siegall, Ph.D.
	Title:	Chief Executive Officer and President